Exhibit 4 - Debenture

                                    DEBENTURE

THE SECURITIES OFFERED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS AND ARE BEING OFFERED AND SOLD IN RELIANCE ON EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF SUCH LAWS. THE SECURITIES ARE SUBJECT TO RESTRICTIONS OF TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER SUCH LAWS PURSUANT TO REGISTRATION OR AN EXEMPTION THEREFROM. THE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY OTHER REGULATORY AUTHORITY, NOR HAVE ANY OF THE FOREGOING AUTHORITIES PASSED UPON OR ENDORSED THE MERITS OF THIS OFFERING OR THE ACCURACY OR ADEQUACY OF THE OFFERING MATERIALS. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

ISSUANCE DATE                                                 June 20, 2003
CONVERTIBLE DEBENTURE DUE                                     September 2, 2003
AMOUNT                                                        USD $76,888.24

     FOR VALUE RECEIVED, the receipt and sufficiency of such value is hereby acknowledged, the undersigned Purchasers set forth on the signature page hereto (the "Purchasers"), hereby promises to pay Future Ventures, Ltd., or registered assigns (the "Holder") on September 2, 2003 (the "Maturity Date"), a principal amount equal to Seventy Six Thousand Eight Hundred Eighty-Eight Dollars and 24 cents (USD$76,888.24), and to pay interest on the principal amount hereof, in such amounts, at such times and on such terms and conditions as are specified herein. Satellite Enterprises Corp., a Nevada corporation (the "Company") hereby guarantees full performance and payment of this Debenture.

Article 1. Interest

     The Purchasers shall pay interest on the unpaid principal amount of this Debenture (the "Debenture") at the rate of Fifteen Percent (15%) per annum, payable in cash on the Maturity Date. Interest shall accrue from the date hereof.

Article 2. Method of Payment

     The Purchasers may draw a check for the payment of interest to the order of the Holder of this Debenture and mail it to the Holder's address as shown on the Register (as defined in Section 7.2 below). Upon payment in full of the Debenture, the Holder will promptly deliver it to the Purchasers for cancellation.

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Article 3.  Conversion

     Section 3.1. Conversion Privilege

     (a) The Holder of this Debenture shall have the right, at its option, to convert this Debenture into shares of Common Stock of the Company (the "Common Stock") at any time after September 2, 2003. The number of shares of Common Stock issuable upon the conversion of this Debenture is determined pursuant to Section 3.2 and rounding the result to the nearest whole share.

     (b) Less than all of the principal amount of this Debenture may be converted into Common Stock if the portion converted is $1,000 or a whole multiple of $1,000 and the provisions of this Article 3 that apply to the conversion of all of the Debenture shall also apply to the conversion of a portion of it. This Debenture may not be converted, whether in whole or in part, except in accordance with
          Article 3.

     Section 3.2. Conversion Procedure.

     (a) Debentures. Subject to Section 3.2(I), upon the Company's receipt of a facsimile or original of Holder's duly completed and signed Notice of Conversion (a copy of which is attached hereto as Exhibit A), the Company shall instruct its transfer agent to issue one or more Certificates representing that number of shares of Common Stock into which the Debentures are convertible in accordance with the provisions regarding conversion. The Company's transfer agent or attorney shall act as Registrar and shall maintain an appropriate ledger containing the necessary information with respect to each Debenture.

     (b) Conversion Date. Such conversion shall be effectuated by surrendering to the Company, or its attorney, the Debentures (or a copy thereof if the Holder certifies that the original has been lost or destroyed) to be converted together with a facsimile or original of the signed Notice of Conversion. The date on which the Notice of Conversion is effective ("Conversion Date") shall be deemed to be the date on which the Holder has delivered to the Company a facsimile or original of the signed Notice of Conversion, as long as the original Debentures to be converted are received by the Company or its designated attorney within 3 business days thereafter, and so long as the time limitations set forth in Section 3.1(a) have been satisfied. As long as the Debentures to be converted are received by the Company within 3 business days after it receives a facsimile or original of the signed Notice of Conversion, the Company shall deliver to the Holder, or per the Holder's instructions, the shares of Common Stock within 5 business days of receipt of the Debentures to be converted.

     (c) Common Stock to be Issued. Subject to the time limitations set forth in Section 3.2(a) above, upon the conversion of any Debentures and upon receipt by the Company or its attorney of a facsimile or original of Holder's signed Notice of Conversion, Company shall instruct Company's transfer agent to issue Stock Certificates in the name of Holder (or its nominee) and in such denominations to be specified at conversion representing the number of shares of Common Stock issuable upon such conversion, as applicable. Company warrants that no instructions, other than these instructions, have been given or will be given to the transfer agent and that the Common Stock shall otherwise be freely transferable on the books and records of Company.

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     (d)  Conversion Rate.  Subject to the time limitations set forth in Section
          3.1(a), Holder is entitled to convert this Debenture, plus accrued interest, into Common Stock of the Company at the rate fifty percent (50%) of the closing price for the Company's Common Stock for the trading day immediately preceding the date the Holder sends a Notice of Conversion to the Company (the "Conversion Price"). No fractional shares or scrip representing fractions of shares will be issued on conversion, but the number of shares issuable shall be rounded up or down, as the case may be, to the nearest whole share.

     (e) Nothing contained in this Debenture shall be deemed to establish or require the payment of interest to the Holder at a rate in excess of the maximum rate permitted by governing law. The parties acknowledge that the interest rate herein was determined and negotiated as part of the purchase price of securities sold by the Holder to the majority shareholders of the Company, and the release of certain claims against the Company. In the event that the rate of interest required to be paid exceeds the maximum rate permitted by governing law, the rate of interest required to be paid thereunder shall be automatically reduced to the maximum rate permitted under the governing law and such excess shall be returned with reasonable promptness by the Holder to the Company.

     (f) It shall be the Company's responsibility to take all necessary actions and to bear all such costs to issue certificates for the Common Stock as provided herein, including the responsibility and cost for delivery of an opinion letter to the transfer agent, if so required. The person in whose name the certificate of Common Stock is to be registered shall be treated as a shareholder of record on and after the conversion date. Upon surrender of any Debentures that are to be converted in part, the Company shall issue to the Holder new Debentures representing the unconverted amount, if so requested by Holder.

     (g) In the event the Common Stock is not delivered (with legends if required by applicable law and without legends if not required by applicable law) per the written instructions of the Holder, within eight (8) business days after, but not including, the Conversion Date and delivery of the Debentures to be converted then in such event the Company shall pay to Holder one-half percent (0.5%), in cash, of the dollar value of the Debentures being converted per each business day following the eighth (8th) business day after the Conversion Date and delivery of the Debentures to be converted that the Common Stock is not delivered up to and including the eighteenth (18th) business day following the Conversion Date and delivery of the Debentures to be converted that the Common Stock is not delivered. In the event the Common Stock is not delivered per the written instructions of the Holder, within eighteen (18) business days after, but not including, the Conversion Date and delivery of the Debentures to be converted (unless such delay is caused by operation of law) then in such event the Company shall pay to Holder one percent (1%), in cash, of the dollar value of the Debentures being converted per each business day

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          following the eighteenth (18th) business day after the Conversion Date and delivery of the Debentures to be converted that the Common Stock is not delivered. Holder shall then be entitled to send written notice to the Company of the default and the Holder, at its sole option may demand full repayment of the Debentures not yet converted, including accrued interest and liquidated damages through the date that written notice is given to the Company (the "Acceleration Amount"). If the Company does not wire the Acceleration Amount to the Holder within five (5) business days of receiving the default notice from Holder, the Acceleration Amount shall accrue interest at twenty-four percent (24%) per annum. The Company acknowledges that the failure to honor a Notice of Conversion shall cause definable financial hardship to the Holder as well as substantial monetary damages, which cannot be determined at this time, and that this damages provision represents the parties' reasonable estimate of liquidated damages. For purposes hereof, the dollar value of the Debentures being converted shall equal the closing price of the company's Common Stock as reported for the trading day immediately prior to the Conversion Date, multiplied by the number of shares issuable upon conversion of the amount of the Debenture requested by the Holder to be converted.

     If, by the eighth (8th) business day after the Conversion Date and delivery of the Debentures to be converted (the "Delivery Date"), due to the Company's direct or indirect actions or its failure to act, the transfer agent fails for any reason to deliver the Common Stock (with legends if required by applicable law and without legends if not required by applicable law) upon conversion by the Holder and after such Delivery Date, the Holder purchases, in an open market transaction or otherwise, shares of Common Stock (the "Covering Shares") solely in order to make delivery in satisfaction of a sale of Common Stock by the Holder (the "Sold Shares"), which delivery such Holder anticipated to make using the Common Stock issuable upon conversion (a "Buy-In"), the Company shall pay to the Holder, in addition to any other amounts due to Holder pursuant to this Debenture, and not in lieu thereof, the Buy-In Adjustment Amount (as defined below). The "Buy In Adjustment Amount" is the amount equal to the excess, if any, of (x) the Holder's total purchase price (including brokerage commissions, if any) for the Covering Shares over (y) the net proceeds (after brokerage commissions, if any) received by the Holder from the sale of the Sold Shares. The Company shall pay the Buy-In Adjustment Amount to the Holder in immediately available funds within five (5) business days of written demand by the Holder.

     The Company acknowledges that its failure to deliver the Common Stock within eight (8) business days after the Conversion Date will cause the Holder to suffer damages in an amount that will be difficult to ascertain. Accordingly, the parties agree that it is appropriate to include in this Agreement a provision for liquidated damages. The parties acknowledge and agree that the liquidated damages provision set forth in this section represents the parties' good faith effort to quantify such damages and, as such, agree that the form and amount of such liquidated damages are reasonable and will not constitute a penalty. The payment of liquidated damages shall not relieve the Company from its obligations to deliver the Common Stock pursuant to the terms of this Agreement.

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     (h)  Payment of Taxes.  The Company shall pay all documentary  stamp taxes, if any, attributable to the initial issuance of the Common Stock; provided, however, that the Company shall not be required to pay any tax or taxes which may be payable, (i) with respect to any secondary transfer of the Debentures or the Common Stock issuable upon exercise hereof or (ii) as a result of the issuance of the Common Stock to any person other than the Holder, and the Company shall not be required to issue or deliver any certificate for any Common Stock unless and until the person requesting the issuance thereof shall have paid to the Company the amount of such tax or shall have produced evidence that such tax has been paid to the appropriate taxing authority.

     Section 3.3. Company to Reserve Stock. The Company shall reserve the number of shares of Common Stock required pursuant to and upon the terms set forth in the Subscription Agreement, to permit the conversion of this Debenture. All shares of Common Stock which may be issued upon the conversion hereof shall upon issuance be validly issued, fully paid and nonassessable and free from all taxes, liens and charges with respect to the issuance thereof.

     Section 3.4. Restrictions on Transfer. This Debenture has not been registered under the Securities Act of 1933, as amended, (the "Act") and is being issued under Section 4(2) of the Act and Rule 506 of Regulation D promulgated under the Act. This Debenture and the Common Stock issuable upon the conversion thereof may only be offered or sold pursuant to registration under or an exemption from the Act.

     Section 3.5. Mergers, Etc. If the Company merges or consolidates with another corporation or sells or transfers all or substantially all of its assets to another person and the holders of the Common Stock are entitled to receive stock, securities or property in respect of or in exchange for Common Stock, then as a condition of such merger, consolidation, sale or transfer, the Company and any such successor, purchaser or transferee shall amend this Debenture to provide that it may thereafter be converted on the terms and subject to the conditions set forth above into the kind and amount of stock, securities or property receivable upon such merger, consolidation, sale or transfer by a holder of the number of shares of Common Stock into which this Debenture might have been converted immediately before such merger, consolidation, sale or transfer, subject to adjustments which shall be as nearly equivalent as may be practicable to adjustments provided for in this Article 3.

Article 4. Mergers

     The Company shall not consolidate or merge into, or transfer all or substantially all of its assets to, any person, unless such person assumes in writing the obligations of the Company under this Debenture and immediately after such transaction no Event of Default exists. Any reference herein to the Company shall refer to such surviving or transferee corporation and the obligations of the Company shall terminate upon such written assumption.

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Article 5.  Reports

     The Company will mail to the Holder hereof at its address as shown on the Register a copy of any annual, quarterly or other report or proxy statement that it gives to its shareholders generally at the time such report or statement is sent to shareholders, unless such report is timely filed with the United States Securities and Exchange Commission.

Article 6.  Defaults and Remedies

     Section 6.1. Events of Default. An "Event of Default" occurs if (a) the Purchasers do not make the payment of the principal of this Debenture when the same becomes due and payable at maturity, upon redemption or otherwise, (b) any of the Company's and/or Purchasers representations or warranties contained in this Debenture or in the related Security Agreement dated the date hereof were false when made or the Company or any Purchaser fails to comply with any of its other agreements in this Debenture and such failure continues for the period and after the notice specified below, (c) the Company or any Purchaser pursuant to or within the meaning of any Bankruptcy Law (as hereinafter defined): (i) commences a voluntary case; (ii) consents to the entry of an order for relief against it in an involuntary case; (iii) consents to the appointment of a Custodian (as hereinafter defined) of it or for all or substantially all of its property or (iv) makes a general assignment for the benefit of its creditors or
(v) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that: (A) is for relief against the Company or any Purchaser in an involuntary case; (B) appoints a Custodian of any Purchaser, or the Company or for all or substantially all of its property or (C) orders the liquidation of the Company, and the order or decree remains unstayed and in effect for 60 days, or (d) the Company fails to timely file any annual, quarterly, current or other report required to be filed under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended. As used in this Section 6.1, the term "Bankruptcy Law" means Title 11 of the United States Code or any similar federal or state law for the relief of debtors. The term "Custodian" means any receiver, trustee, assignee, liquidator or similar official under any Bankruptcy Law.

     Section 6.2. Acceleration. If an Event of Default occurs and is continuing, the Holder hereof by notice to the Company or Jerry Gruenbaum, on behalf of the Purchasers, may declare the remaining principal amount of this Debenture, together with all accrued interest and any liquidated damages, to be due and payable. Upon such declaration, the remaining principal amount shall be due and payable immediately. In the event the Company or any Purchaser fails to make any payment required hereunder when due, then the Company and/or the Purchasers, jointly and severally, shall pay a late fee equal to ten percent (10%) of the amount not paid when due, and such late fee shall be added to the principal balance of this Debenture until paid.

Article 7.  Debentures

     Section 7.1. Record Ownership. The Company, or its attorney, shall maintain a register of the holders of the Debentures (the "Register") showing their names and addresses and the serial numbers and principal amounts of Debentures issued to or transferred of record by them from time to time. The Register may be maintained in electronic, magnetic or other computerized form. The Company may treat the person named as the Holder of this Debenture in the Register as the sole owner of this Debenture. The Holder of this Debenture is the person exclusively entitled to receive payments of interest on this Debenture, receive notifications with respect to this Debenture, convert it into Common Stock and otherwise exercise all of the rights and powers as the absolute owner hereof.

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     Section 7.2.  Registration of Transfer.  Transfers of this Debenture may be registered on the books of the Company  maintained for such purpose  pursuant to
Section 7.2 above (i.e., the Register). Transfers shall be registered when this Debenture is presented to the Company with a request to register the transfer hereof and the Debenture is duly endorsed by the appropriate person, reasonable assurances are given that the endorsements are genuine and effective, and the Company has received evidence satisfactory to it that such transfer is rightful and in compliance with all applicable laws, including tax laws and state and federal securities laws. When this Debenture is presented for transfer and duly transferred hereunder, it shall be canceled and a new Debenture showing the name of the transferee as the record holder thereof shall be issued in lieu hereof. When this Debenture is presented to the Company with a reasonable request to exchange it for an equal principal amount of Debentures of other denominations, the Company shall make such exchange and shall cancel this Debenture and issue in lieu thereof Debentures having a total principal amount equal to this Debenture in such denominations as agreed to by the Company and Holder.

     Section 7.3. Lost Debentures. If this Debenture becomes defaced or mutilated but is still substantially intact and recognizable, the Company or its agent may issue a new Debenture in lieu hereof upon its surrender. Where the Holder of this Debenture claims that the Debenture has been lost, destroyed or wrongfully taken, the Company shall issue a new Debenture in place of the original Debenture if the Holder so requests by written notice to the Company actually received by the Company before it is notified that the Debenture has been acquired by a bona fide purchaser and the Holder has delivered to the Company an indemnity bond in such amount and issued by such surety as the Company deems satisfactory together with an affidavit of the Holder setting forth the facts concerning such loss, destruction or wrongful taking and such other information in such form with such proof or verification as the Company may request.

Article 8.  Dilution.

     The number of shares of Common Stock issuable upon conversion of the Debentures may increase substantially in certain circumstances. The Company's executive officers and directors have studied and fully understand the nature of the transactions contemplated by this Debenture and recognize that they have a potential dilutive effect. The board of directors of the Company has concluded, in its good faith business judgment, that such issuance is in the best interests of the Company. The Company specifically acknowledges that its obligation to issue additional shares of Common Stock is binding upon the Company and enforceable regardless of the dilution such issuance may have on the ownership interests of other shareholders of the Company.

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Article 9.  Notices

     Any notice which is required or convenient under the terms of this Debenture shall be duly given if it is in writing and delivered in person or mailed by first class mail, postage prepaid and directed to the Holder of the Debenture at its address as it appears on the Register or if to the Company to its principal executive offices, or to Jerry Gruenbaum on behalf of any or all Purchasers. The time when such notice is sent shall be the time of the giving of the notice. Any notice required to be delivered to the Company shall be sent or delivered to the Company at the last address listed as its principal address on its most recent filing with the Securities and Exchange Commission. The address of the initial Holder of this Debenture is as set forth on the signature page hereof.

Article 10.  Time

     Where this Debenture authorizes or requires the payment of money or the performance of a condition or obligation on a Saturday or Sunday or a public holiday, or authorizes or requires the payment of money or the performance of a condition or obligation within, before or after a period of time computed from a certain date, and such period of time ends on a Saturday or a Sunday or a public holiday, such payment may be made or condition or obligation performed on the next succeeding business day, and if the period ends at a specified hour, such payment may be made or condition performed, at or before the same hour of such next succeeding business day, with the same force and effect as if made or performed in accordance with the terms of this Debenture. A "business day" shall mean a day on which the banks in California are not required or allowed to be closed.

Article 11.  Waivers

     The holders of a majority in principal amount of the Debentures may waive a default or rescind the declaration of an Event of Default and its consequences except for a default in the payment of principal or conversion into Common Stock.

Article 12.  Rules of Construction

     In this Debenture, unless the context otherwise requires, words in the singular number include the plural, and in the plural include the singular, and words of the masculine gender include the feminine and the neuter, and when the sense so indicates, words of the neuter gender may refer to any gender. The numbers and titles of sections contained in the Debenture are inserted for convenience of reference only, and they neither form a part of this Debenture nor are they to be used in the construction or interpretation hereof. Wherever, in this Debenture, a determination of the Company is required or allowed, such determination shall be made by a majority of the Board of Directors of the Company and if it is made in good faith, it shall be conclusive and binding upon the Company and the Holder of this Debenture.

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Article 13.  Governing Law

     The validity, terms, performance and enforcement of this Debenture shall be governed and construed by the provisions hereof and in accordance with the laws of the State of California applicable to agreements that are negotiated, executed, delivered and performed solely in the State of California. The prevailing party in any dispute arising hereunder shall be entitled to recover all of its reasonable attorney's fees and costs of defense, prosecution or litigation.

Article 14.       Litigation

     (a) Forum Selection and Consent to Jurisdiction. Any litigation based thereon, or arising out of, under, or in connection with, this agreement or any course of conduct, course of dealing, statements (whether oral or written) or actions of the Company, any Purchaser or Holder shall be brought and maintained exclusively in the state or federal courts of the State of California, city of Los Angeles. The Company and Purchasers hereby expressly and irrevocably submits to the jurisdiction of the state and federal courts of the State of
          California, city of Los Angeles, for the purpose of any such litigation as set forth above and irrevocably agrees to be bound by any final judgment rendered thereby in connection with such litigation. The Company and each Purchaser further irrevocably consents to the service of process by registered mail, postage prepaid, or by personal service within or without the State of California. The Company and each Purchaser hereby expressly and irrevocably waives, to the fullest extent permitted by law, any objection which it may have or hereafter may have to the laying of venue of any such litigation brought in any such court referred to above and any claim that any such litigation has been brought in any inconvenient forum. To the extent that the Company or any Purchaser has or hereafter may acquire any immunity from jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution or otherwise) with respect to itself or its property, the Company and each Purchaser hereby irrevocably waives such immunity in respect of its obligations under this agreement and the other loan documents.

     (b) Waiver of Jury Trial. The Holder, each Purchaser and the Company hereby knowingly, voluntarily and intentionally waive any rights they may have to a trial by jury in respect of any litigation based hereon, or arising out of, under, or in connection with, this agreement, or any course of conduct, course of dealing, statements (whether oral or written) or actions of the Holder, each Purchaser or the Company. The Company and each Purchaser acknowledges and agrees that it has received full and sufficient consideration for this provision and that this provision is a material inducement for the Holder entering into this agreement.

     (c) Submission To Jurisdiction. Any legal action or proceeding in connection with this Debenture or the performance hereof must be brought in the federal courts located in the State of California and the parties hereby irrevocably submit to the exclusive jurisdiction of such courts for the purpose of any such action or proceeding.

                            [signature page follows]

     IN WITNESS WHEREOF, the Company has duly executed this Debenture as of the date first written above.

SATELITE ENTERPRISES CORP.                      FUTURE VENTURES, Ltd.
                                                By:   Sterling Nominees Ltd.

By: /s/ Robert Hodge                            By: /s/ Keith Burant
   -------------------------------                 -----------------------------
   Robert Hodge, President and Chairman            Keith Burant
   Chairman and CEO                             Address:
                                                Carribean Place, Leeward Highway
The Purchasers                                  P.O. Box 599, Site 3
                                                BWI, Proficenciales
                                                Turks & Caicos Island
By: /s/ Steve Mannen
   -------------------------------
   Steve Mannen, under Power of Attorney.


Purchasers:

Mr. M. Keizer, as to $19,114.71, Mr. H.E. Rudolph, as to $18,450, Burest Holding BV, as to $17,586.75, Mr. J.G. van Burken, as to $2,266.28, Mr. Niels Reijers, as to $3,391.52 and Steve Mannen, as to $16,078.99.

                                    Exhibit A

                              NOTICE OF CONVERSION

  (To be Executed by the Registered Holder in order to Convert the Debentures.)

     The undersigned hereby irrevocably elects, as of ______________, 200 to convert $_________________ of the Debentures into Shares of Common Stock (the "Shares") of SATELLITE ENTERPRISES CORP. (the "Company").

Date of Conversion_________________________________________

Applicable Conversion Price_________________________________

Number of Shares Issuable upon this conversion______________

Signature___________________________________________________
                           [Name]
Address_____________________________________________________

Phone______________________   Fax___________________________


                             Assignment of Debenture

The undersigned hereby sell(s) and assign(s) and transfer(s) unto


                  (name, address and SSN or EIN of assignee)

                                             Dollars ($                )
(principal amount of Debenture, $1,000 or integral multiples of $1,000)

of principal amount of this Debenture together with all accrued and unpaid interest hereon.

Date:                      Signed:
                                         (Signature must conform in all
                                          respects to name of Holder shown
                                          of face of Debenture)

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